Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby give consent to the use of our firm’s audit report dated April 30, 2018 in your Form 1-A POS filing for Legion Capital Corporation and Subsidiaries.

/s/ Soles, Heyn & Company, LLP

Soles, Heyn & Company, LLP

West Palm Beach, Florida

September 14, 2018